Item 77Q (1) - Copies of any new or amended investment advisory contracts
Amendment to AdvisorShares Advisory Agreement between AdvisorShares Investments, LLC and AdvisorShares Trust is herein incorporated by reference to Post-Effective Amendment No. 91 to the Registration Statement on Form N-1A (Accession No. 0001144204-14-010380) ("PEA 91") as filed with the U.S.
Securities and Exchange Commission (the "SEC") on February 18,
2014.
Amended Schedule A and Schedule B to Sub-Advisory Agreement between AdvisorShares Investments, LLC and AthenaInvest Advisors, LLC is incorporated herein by reference to PEA 91 as filed with the SEC on February 18, 2014.
Amendment to AdvisorShares Advisory Agreement between AdvisorShares Investments, LLC and AdvisorShares Trust is incorporated herein by reference to Post-Effective Amendment No. 94 to the Registration Statement on Form N-1A (Accession No. 0001144204-14-039608) ("PEA 94") as filed with the SEC on June
25, 2014.
Investment Sub-Advisory Agreement between AdvisorShares Investments, LLC and Pacific Life Fund Advisors LLC, d/b/a Pacific Asset Management is incorporated herein by reference to PEA 94 as filed with the SEC on June 25, 2014.